Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:	Rob Litt, 763-577-6187

INVESTOR CONTACT:	Laura Gagnon, 763-577-8213

APPELLATE COURT OVERTURNS

SOUTH FORT MEADE PERMIT PRELIMINARY INJUNCTION

PLYMOUTH, MN, April 11, 2011 – The Mosaic Company (NYSE: MOS) announced that the United States Court of Appeals for the Eleventh Circuit has vacated a preliminary injunction previously granted by the United States District Court for the Middle District of Florida regarding Mosaic’s South Fort Meade mine. The preliminary injunction had prevented reliance on a U.S. Army Corps of Engineers’ permit for the mining of wetlands in an extension of Mosaic’s South Fort Meade, Florida, phosphate rock mine in Hardee County. The Eleventh Circuit also set aside the District Court’s remand of the permit to the Corps of Engineers.

In vacating the preliminary injunction, the Court remanded the case to the District Court for a decision on the merits to determine, after a review of the full administrative record, whether the Corps came to a rational permit decision to be analyzed through the deferential lens mandated by the Administrative Procedure Act. The Court of Appeals also directed the District Court to stay the effectiveness of the permit for 90 days to permit the District Court to make a decision on the merits based on this deferential standard.

“We appreciate this timely ruling and are pleased with the outcome and directions provided by the Eleventh Circuit,” said Richard Mack, Mosaic’s Executive Vice President and General Counsel. “We look forward to presenting our case to the District Court as mandated by the Court of Appeals. The Hardee County Extension permit was an exhaustive, multi-year effort that resulted in the most extensively reviewed and environmentally protective phosphate mining permit in Florida’s history. We expect that our ongoing operations at South Fort Meade, together with other mitigation efforts, will be sufficient to support our finished phosphate production for the 90-day period set forth by the Court of Appeals.”

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future strategic plans and other statements about future financial and operating results, including statements about the proposed split-off by Cargill, Incorporated of its equity interest in The Mosaic Company and related transactions (the “Split-Off”), the terms and effects of the proposed Split-Off, the nature and impact of the proposed Split-Off and benefits of the proposed Split-Off. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation and implementation of the U.S. Environmental Protection Agency’s numeric water quality standards for the discharge of nutrients into Florida lakes and streams; further developments in the lawsuit involving the federal wetlands permit for the extension of the Company’s South Fort Meade, Florida, mine into Hardee County, including orders, rulings, injunctions or other actions by the court or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit, or any actions the Company may identify and implement in an effort to mitigate the effects of the lawsuit; other difficulties or delays in receiving, or increased costs of, or revocation of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations, or Canadian resource taxes and royalties; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan, potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals; the possibility that the expected timeline for the proposed Split-Off may be delayed or the proposed Split-Off may not occur, or that there may be difficulties with realizing the benefits of the proposed Split-Off; and other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

###

2